Exhibit 3.3.1

AMENDED AND RESTATED

BYLAWS

OF

PINNACLE AIRLINES CORP.

dated January 14, 2003

____________

ARTICLE I

STOCKHOLDERS

Section 1.              The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2.              Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer.  The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.  At such time as the corporation’s common stock is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders.

Section 3.              Stockholder action, other than action taken by the holder of any series of Preferred Stock or Series Common Stock, can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Section 4.              Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not earlier than sixty, nor less than ten, days previous thereto to each stockholder of record entitled to vote at the meeting. Notice of any meeting of stockholders need not be given to any stockholders who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.              The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation (as

amended from time to time, the “Certificate of Incorporation”); but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6.              The Chairman of the Board of Directors, or in the Chairman’s absence or at the Chairman’s direction, the President, or in the President’s absence or at the President’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting.  The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting.  If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.  Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.  The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

Section 7.              At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 8.              When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.              In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or (c) entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action.  If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law.  Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, subject to the provisions of Article 8 of the Certificate of Incorporation, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

Section 10.            The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11.            The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office.  In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies.  Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them.  Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 12.            (A)  Annual Meetings of Stockholders.  (1) Nominations of persons for election to the Board of Directors of the Corporation (other than directors to be elected by holders of any series of Preferred Stock or Series Common Stock, voting separately as a class) and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article 1, Section 3 of these Bylaws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who if and only if the Corporation’s common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw at a point in time at which the Corporation’s common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re–election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)   Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the Corporation’s common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act and the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B)      Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 2 of these Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)           General.  (1)  Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw, provided however, holders of any series of Preferred Stock or Series Common Stock shall have the right to elect directors as more fully described in Article III, Section 4.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted, provided, however, holders of any series of Preferred Stock or Series Common Stock shall be subject to the limitations as provided in Article II, Section 4..

(2)   For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)   For purposes of this Bylaw, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)   Notwithstanding the foregoing provisions of this Bylaw, if the Corporation’s common stock is then registered under Section 12(b) or Section 12(g) of the Exchange Act, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a–8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1.              The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors, subject to the rights contained in any series of Preferred Stock or Series Common Stock.  At such time as the Corporation’s capital stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, the directors (other than directors elected by any series of Preferred Stock or Series Common Stock) shall be divided into three classes in the manner set forth in the Certificate of Incorporation, each class to be elected for the term set forth therein.  Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the applicable voting power present in person or represented by proxy and entitled to vote.  A majority of the total number of directors then in office (but not less than one–third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  Directors need not be stockholders.

Section 2.              Subject to Section 4 of this Article II, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation.  If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class.

Section 3.              Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting.  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chairman of the Board of Directors, the President or a majority of the directors, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e–mail or other means of transmission, duly served on or sent or mailed to each director to such director’s address or telecopy number as shown on the books of the Corporation not less than one day before the meeting.  The notice of any meeting need not specify the purposes thereof.  A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held.  Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors.  Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

Section 4.              Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article 8 of the Certificate of Incorporation unless expressly provided by such terms.  The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to the Bylaws.  Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 hereof, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock or Series Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 5.              If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 6.              The Board of Directors may designate three or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee.  The members of such committee shall hold such office until the next election of the Board of Directors and until their successors are elected and qualify.  Any vacancy occurring in the committee shall be filled by the Board of Directors, other than vacancies created by directors elected by holders of any Preferred Stock or Series Common Stock, voting separately as a class, which vacancies in the committee shall be filled by directors designated by the holders of the appropriate series of Preferred Stock or Series Common Stock.  Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine.  The committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the Corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such board.  The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which are required by the Delaware General Corporation Law to have the seal affixed thereto.  The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board of Directors had failed to attend the regular or special meeting thereof.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting.  The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

Section 7.              The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board of Directors which shall be comprised of such directors and have such duties as the Board of Directors shall from time to time establish.  Any director may belong to any number of committees of the Board of Directors.  The Board of Directors may also establish such other committees with such members (whether or not directors) and such duties as the Board of Directors may from time to time determine.

Section 8.              Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9.              The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 10.            The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III

OFFICERS

Section 1.              The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chairman of the Board of Directors or President, a Chief Financial Officer and a Secretary.  The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties.  Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine.  Any two or more offices may be held by the same person.

Section 2.              All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified.  Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 3.              Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by law, by the Bylaws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the Bylaws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.  The Chairman of the Board of Directors or the President, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the Corporation.

Section 4.              Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE IV

CERTIFICATES OF STOCK

Section 1.              The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile.

Section 2.              Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

Section 3.              No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

CORPORATE BOOKS

The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors.  Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board of Directors, the President, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII

FOREIGN STOCK RECORD

Section 1.              Foreign Stock Record.  There shall be maintained a separate stock record, designated the “Foreign Stock Record,” for the registration of Voting Stock, as defined in Section 2 of this Article VII, that is Beneficially Owned (as defined below) by Non-U.S. Citizens, as defined below (“Foreign Stock”).  The Beneficial Ownership by Non-U.S. Citizens of Voting Stock shall be determined in conformity with regulations prescribed by the Board of Directors.  “Non-U.S. Citizens” means Persons who are not “citizens of the United States” as defined in 49 U.S.C. 40102(15), as now in effect or as it may hereafter from time to time be amended (“U.S. Citizens”).  “Beneficial Ownership,” “Beneficially Owned,” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

Section 2.              Maximum Percentage.  At no time shall ownership of shares representing more than the Maximum Percentage, as defined below, be registered in the Foreign Stock Record.  As used herein, (a) “Maximum Percentage” means the maximum percentage of voting power of Voting Stock, as defined below, which may be voted by, or at the direction of, Non-U.S. Citizens without violating Foreign Ownership Restrictions (as defined below) or adversely affecting the Corporation’s operating certificates or authorities, and (b) “Voting Stock” means all outstanding shares of capital of the Corporation issues from time to time by the Corporation and Beneficially Owned by Non-U.S. Citizens which, but for the provisions of Section 1 of Article Ninth of the Certificate of Incorporation, by their terms may vote (at the time such determination is made) for the election of directors of the Corporation, except shares of any series of Preferred Stock or Series Common Stock that are entitled to vote for the election of directors solely as a result of the failure to pay dividends by the Corporation or other breach of the terms of such series of Preferred Stock or Series Common Stock.  “Foreign Ownership Restrictions” means applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers as amended or modified from time to time.

Section 3.              Recording of Shares.  If at any time there exist shares of Voting Stock that are Foreign Stock but that are not registered in the Foreign Stock Record, the Beneficial Owner thereof may request, in writing, the Corporation to register ownership of such shares on the Foreign Stock Record and the Corporation shall comply with such request, subject to the limitation set forth in Section 2 of this Article VII.  The order in which Foreign Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received a written request to so register such shares of Foreign Stock.  If at any time the Corporation shall find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, there shall be removed from the Foreign Stock Record the registration of such number of shares so registered as is sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.  The order in which such shares shall be removed shall be reverse chronological order based upon the date the Corporation received a written request to so register such shares of Foreign Stock.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty–first day of December following.

ARTICLE IX

CORPORATE SEAL

Section 1.              The corporate seal shall have inscribed thereon the name of the Corporation.  In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE X

AMENDMENTS

Section 1.              The Bylaws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with Section 2 and Section 11 of Article I, Sections 1 and 2 of Article II or this proviso to this Article X of these Bylaws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation except as otherwise specified in these Bylaws; provided,  further, however, that any proposed alteration, amendment or repeal of, provisions of the Bylaws relating to any series of Preferred Stock or Series Common Stock to adversely effect the rights of holders of any series of Preferred Stock or Series Common Stock is not permitted, without the affirmative vote of a majority of holders of each such class, voting as a separate class.  Notwithstanding the foregoing, action taken by holders of any series of Preferred Stock or Series Common Stock shall not require the affirmative vote of shares representing not less than 80% of the votes of such class of stock.

Section 2.              In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, these Bylaws, the Certificate of Incorporation, any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.